Exhibit 10.2

EAST RESOURCES ACQUISITION COMPANY

7777 NW Beacon Square Boulevard

Boca Raton, FL 33487

November 30, 2020

East Management Services, LP

2200 Georgetown Drive, Suite 500

Sewickley, PA 15143

East Management Services, LP

7777 NW Beacon Square Boulevard

Boca Raton, FL 33487

Re:Administrative Services Agreement

Gentlemen:

This letter agreement, by and between East Resources Acquisition Company (the “Company”) and East Management Services, LP (“EMS”), dated as of the date hereof and effective as of July 24, 2020, will confirm our agreement that, commencing on the date the securities of the Company were first listed (the “Listing Date”) on the NASDAQ Capital Market (“NASDAQ”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”).

EMS shall cover the cost of certain expenses of the Company, including by providing office spaces at 2200 Georgetown Drive, Suite 500, Sewickley, PA 15143 and 7777 NW Beacon Square Boulevard, Boca Raton, Florida 33487 (or any successor locations of EMS), utilities, secretarial support, administrative services, salaries, wages, benefits and other personnel-related costs, as may be reasonably required by the Company to identify, investigate and complete an initial business combination. In exchange therefor, the Company shall reimburse EMS for such expenses, in an aggregate amount not to exceed $10,000 per month (the “Expense Reimbursement Cap”), beginning on the Listing Date and continuing monthly thereafter until the Termination Date. Additionally, the Company shall reimburse EMS for (i) all out-of-pocket expenses related to the Company’s formation and initial public offering and (ii) certain other expenses related to the Company’s identification, investigation, or completion of an initial business combination. To the extent any such monthly expenses of EMS exceed the Expense Reimbursement Cap, the Company shall reimburse EMS for such overages following the Termination Date.

EMS hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature page follows]

Very truly yours,

EAST RESOURCES ACQUISITION COMPANY

By:	/s/ Gary L. Hagerman, Jr.
Name: Gary L. Hagerman, Jr.
Title: Chief Financial Officer and Treasurer

AGREED TO AND ACCEPTED BY:

EAST MANAGEMENT SERVICES, LP

By:	/s/ Gary L. Hagerman, Jr.
Name: Gary L. Hagerman, Jr.
Title: Chief Financial Officer and Treasurer

[Signature Page to Administrative Services Agreement]